                                                                  EXECUTION COPY

                       VENTURES WEST 7 LIMITED PARTNERSHIP
                    VENTURES WEST 7 U.S. LIMITED PARTNERSHIP
                               HORTON TRADING LTD.
                                  ROGER HARPER
                                JACEK PIOTROWSKI
                                   GARRY SEDUN
                                  DAVID CHAPMAN
                                   JAMES DEAN
                               SEDUN FAMILY TRUST
                             PIOTROWSKI FAMILY TRUST

                                     - and -

                             HYDROGENICS CORPORATION

                                     - and -

                       GREENLIGHT POWER TECHNOLOGIES, INC.

--------------------------------------------------------------------------------

                               PURCHASE AGREEMENT

                               FOR MAJOR INVESTORS

                                 JANUARY 7, 2003

--------------------------------------------------------------------------------

                          Osler, Hoskin & Harcourt LLP

                                     - and -

                          Blake, Cassels & Graydon LLP

                                TABLE OF CONTENTS

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ARTICLE 1 DEFINITIONS AND PRINCIPLES OF INTERPRETATION..................................................     2

         1.1      Definitions...........................................................................     2
         1.2      Certain Rules of Interpretation.......................................................    14
         1.3      Knowledge.............................................................................    16
         1.4      Entire Agreement......................................................................    16
         1.5      Schedules and Exhibits................................................................    16

ARTICLE 2 PURCHASE AND SALE.............................................................................    17

         2.1      Action by Vendors and Purchaser.......................................................    17
         2.2      Place of Closing......................................................................    19
         2.3      Tender................................................................................    19

ARTICLE 3 PURCHASE PRICE................................................................................    19

         3.1      Purchase Price........................................................................    19
         3.2      Satisfaction of Purchase Price........................................................    19
         3.3      Escrowed Shares.......................................................................    21
         3.4      Inventory Count.......................................................................    21
         3.5      Delivery of Closing Date Financial Statement..........................................    22
         3.6      Adjustments...........................................................................    22
         3.7      Objection to Closing Date Financial Statement.........................................    22
         3.8      Delivery of Cash Consideration........................................................    24
         3.9      Delivery of Equity Portion of Purchase Price..........................................    24
         3.10     Delivery of Escrowed Shares...........................................................    24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................    25

ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF THE VENDORS.................................................    25

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...............................................    25

ARTICLE 7 NON-WAIVER; SURVIVAL..........................................................................    25

         7.1      Non-Waiver............................................................................    25
         7.2      Nature and Survival...................................................................    26

ARTICLE 8 OTHER COVENANTS OF THE PARTIES................................................................    26

         8.1      Contractual Hold Periods..............................................................    26
         8.2      Closing Documentation.................................................................    31
         8.3      Confidentiality.......................................................................    31
         8.4      Preservation of Records...............................................................    33
         8.5      Stub Period Returns...................................................................    33
         8.6      Consent to Jurisdiction...............................................................    34
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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         8.7      Securities Exemptions.................................................................    34
         8.8      Withholding Tax.......................................................................    35
         8.9      Continued Listing on TSX..............................................................    38
         8.10     Offer to Minor Vendors................................................................    38

ARTICLE 9 INDEMNIFICATION...............................................................................    38

         9.1      Indemnification by the Vendors........................................................    38
         9.2      Indemnification by the Purchaser......................................................    39
         9.3      Limitation Periods....................................................................    39
         9.4      Limitations on Indemnification Obligations............................................    40
         9.5      Indemnification Procedures for Third Party Claims.....................................    42
         9.6      Tax Status of Indemnification Payments................................................    43
         9.7      Escrowed Shares.......................................................................    44

ARTICLE 10 GENERAL......................................................................................    44

         10.1     Public Notices........................................................................    44
         10.2     Expenses..............................................................................    44
         10.3     Notices...............................................................................    44
         10.4     Interest Act Disclosure...............................................................    46
         10.5     Assignment............................................................................    46
         10.6     Enurement.............................................................................    46
         10.7     Amendment.............................................................................    46
         10.8     Further Assurances....................................................................    47
         10.9     Independent Legal Advice..............................................................    47
         10.10    Attornment............................................................................    47
         10.11    Execution and Counterparts............................................................    47

LIST OF SCHEDULES

SCHEDULE A LIST OF MAJOR VENDORS AND SECURITIES HELD

SCHEDULE A1 SECURITIES PURCHASED FOR CASH

SCHEDULE A2 SECURITIES PURCHASED FOR SHARES AND ESCROW

SCHEDULE 1.1 PERMITTED ENCUMBRANCES

SCHEDULE 3.2 FORM OF WARRANT

SCHEDULE 3.9 DIRECTION RE EQUITY PORTION OF THE PURCHASE PRICE

SCHEDULE 3.10 DIRECTION RE ESCROWED SHARES

SCHEDULE 4 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
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                                TABLE OF CONTENTS
                                   (CONTINUED)

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EXHIBIT A DISCLOSURE SCHEDULE

EXHIBIT B DISCLOSURE DOCUMENTS

SCHEDULE 5 REPRESENTATIONS AND WARRANTIES OF THE VENDORS

SCHEDULE 6 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SCHEDULE 8.1 FORM OF DECLARATION FOR REMOVAL OF U.S. LEGEND

SCHEDULE 10.3 NOTICES
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                                     -iii-

         THIS PURCHASE AGREEMENT is made as of January 7, 2003

BETWEEN:

                  HYDROGENICS CORPORATION, a corporation governed by the laws of Canada,

                  (the "Purchaser")

                                     - and -

                  GREENLIGHT POWER TECHNOLOGIES, INC., a corporation governed by the laws of Canada

                  (the "Company")

                                     - and -

                  THE SHAREHOLDERS OF THE COMPANY, listed on Schedule A

                  (collectively the "Vendors").

RECITALS:

A. Each of the Vendors beneficially owns and controls such number of securities of the Company as is set out opposite its name in Schedule A.

B. Each of the Vendors has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from such Vendor all of the issued and outstanding securities of the Company, owned by such Vendor, on the terms and conditions of this Agreement.

THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1      DEFINITIONS

         (a) Whenever used in this Agreement, the following words and terms have the meanings set out below:

         "ACCOUNTS RECEIVABLE" means accounts receivable, bills receivable, trade accounts, unbilled contracts, book debts and insurance claims recorded as receivable in the Books and Records and any other amount due to the Company including any refunds and rebates, and the benefit of all security (including cash deposits), guarantees and other collateral held by the Company as determined and calculated in accordance with GAAP;

         "ACCRUED LIABILITIES" means accrued liabilities of the Company including accruals for vacation pay, customer rebates and allowances for product returns as determined and calculated in accordance with GAAP;

         "AFFILIATE" of any Person means, at the time such determination is being made, any other Person controlling, controlled by or under common control with such first Person, in each case, whether directly or indirectly, and "CONTROL" and any derivation thereof means the possession, directly or indirectly, of the power to direct or significantly influence the management and policies, business or affairs of a Person whether through the ownership of voting securities or otherwise;

         "AGREEMENT" means this Purchase Agreement, including all schedules, and all amendments or restatements, as permitted, and references to "ARTICLE" or "SECTION" mean the specified Article or Section of this Agreement;

         "ARM'S LENGTH" has the meaning that it has for purposes of the Income Tax Act (Canada);

         "AUDITOR" means PricewaterhouseCoopers LLP, Chartered Accountants;

         "BALANCE SHEET" means the unaudited balance sheet of the Company as at September 30, 2002, forming part of the Financial Statements;

         "BENEFIT PLANS" means plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, formal or informal, funded or unfunded, registered or unregistered to which the Company is a party or by which the Company is bound or under which the Company has, or will have, any liability or contingent liability, relating to:

         (a)      Pension Plans;

         (b) plans in the nature of insurance plans, providing for employment benefits relating to disability or wage or benefits continuation during periods of absence from work (including, short term disability, long term disability, workers compensation and maternity and parental leave), and any and all employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured; or

         (c) plans in the nature of compensation plans, which means all employment benefits relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

         with respect to any of its Employees or former employees (or any spouses, dependants, survivors or beneficiaries of any such Employees or former employees), directors or officers, individuals working on contract with the Company or other individuals providing services to any of them of a kind normally provided by employees or eligible dependants of such Person excluding Statutory Plans;

         "BOOKS AND RECORDS" means books and records of the Company (whether held by the Company or the Vendors), including financial, corporate, operations and sales books, books of account, sales and purchase records, lists of suppliers and customers, formulae, business reports, plans and projections and all other documents, surveys, plans, files, records, assessments, correspondence, and other data and information, financial or otherwise, including all data and information stored on computer-related or other electronic media;

         "BUSINESS DAY" means any day, other than a Saturday or Sunday, on which the Royal Bank of Canada in Toronto, Ontario is open for commercial banking business during normal banking hours;

         "CHAPMAN OPTION" means the Option Agreement dated April 4, 2001 between David Chapman and Horton Trading Ltd.;

         "CHAPMAN OPTION ASSIGNMENT AGREEMENT" means the Amendment and Assignment of Option Agreement dated as of the date hereof in the form attached as Schedule 2.1;

         "CLAIMS" includes claims, demands, complaints, actions, suits, causes of action, assessments or reassessments, charges, judgments, debts, liabilities, expenses, costs, damages or losses, contingent or otherwise, including loss of value, professional fees, including fees of legal counsel on a solicitor and his or her own client basis, and all costs incurred in investigating or pursuing any of the foregoing or any proceeding relating to any of the foregoing;

         "CLOSING" means the completion of the sale to and purchase by the Purchaser of the Purchased Securities under this Agreement;

         "CLOSING DATE" means the date this Agreement is entered into;

         "CLOSING DATE FINANCIAL STATEMENT" means the balance sheet of the Company as at December 31, 2002 and the accompanying statements of operations, retained earnings (deficit) and cash flows for the year then ended, prepared using the Purchaser's Completed Contract Method of Revenue Recognition, and showing all of the assets and liabilities of the Company, and shall also include a statement of the Closing Net Assets, together with an unqualified opinion of the Auditor to the effect that the Closing Date Financial Statement has been prepared in accordance with a disclosed basis of accounting

         (substantially in accordance with GAAP except for the change in revenue recognition policy from percentage of completion to Purchaser's Completed Contract Method of Revenue Recognition) and presents fairly in all material respects the assets and liabilities of the Company;

         "CLOSING NET ASSETS" means an amount equal to the total assets less total liabilities derived from the balance sheet prepared as part of the Closing Date Financial Statement (provided that such calculation shall exclude the Company's Transaction Expenses);

         "CLOSING REVENUE" means the total revenue amount reflected on the statements of operations prepared as part of the Closing Date Financial Statement;

         "CLOSING TIME" means 11:59 p.m. (Vancouver time), on the Closing Date or such other time on such date as the Parties may agree in writing as the time at which the Closing shall take place;

         "COLLECTIVE AGREEMENTS" means collective agreements and related documents including benefit agreements, letters of understanding, letters of intent and other written communications with bargaining agents or unions by which the Company is bound or which impose any obligations upon the Company or set out the understanding of the parties with respect to the meaning of any provisions of such collective agreements;

         "COMPANY'S TRANSACTION EXPENSES" means all of the Company's legal, accounting and investment banking expenses incurred in connection with the transactions contemplated by this Agreement and the Company's current proposed financing;

         "CONFIDENTIALITY AGREEMENT" has the meaning given in Section 8.3;

         "CONTRACTS" means contracts, licences, leases, agreements, commitments, entitlements or engagements to which the Company is a party or by which it is bound or under which the Company has, or will have, any liability or contingent liability, and includes any quotation, order or tender for any contract which remains open for acceptance and any warranty, guarantee or commitment (express or implied);

         "DEAN OPTION" means the Option Agreement dated April 4, 2001 between James Dean and Horton Trading Ltd.;

         "DEAN OPTION ASSIGNMENT AGREEMENT" means the Amendment and Assignment of Option Agreement dated as of the date hereof in the form attached as
         Schedule 2.1;

         "DISCLOSURE DOCUMENTS" means the documents provided by the Company to the Purchaser which are listed in Exhibit B to Schedule 4;

         "DISCLOSURE SCHEDULE" means Exhibit A to Schedule 4;

         "EFFECTIVE DATE" means January 7, 2003 or such other date as the parties may agree in writing;

         "EFFECTIVE TIME" means 11:59 p.m. (Vancouver Time) on the Effective
         Date;

         "EMPLOYEES" means those individuals employed or retained by the Company on a full-time, part-time or temporary basis, including those employees on disability leave, parental leave or other absence;

         "EMPLOYMENT CONTRACTS" means Contracts, whether oral or written, relating to an Employee, including any communication or practice relating to an Employee which imposes any obligation on the Company;

         "ENCUMBRANCES" means pledges, liens, charges, security interests, leases, title retention agreements, mortgages, restrictions, developments or similar agreements, easements, rights-of-way, title defects, options or adverse claims or encumbrances of any kind or character whatsoever;

         "ENVIRONMENT" means the environment or natural environment as defined in any Environmental Laws and includes air, surface water, ground water, land surface, soil, subsurface strata, any sewer system and the environment in the workplace;

         "ENVIRONMENTAL APPROVALS" means approvals, permits, certificates, licences, authorizations, consents, agreements, instructions, directions, registrations or approvals issued, granted, conferred or required by a Governmental Authority pursuant to an Environmental Law with respect to the operations, business or assets of the Company and includes any sewer surcharge agreements;

         "ENVIRONMENTAL LAWS" means those Laws relating to the Environment, product liability, or employee or public health or safety, and includes any Laws relating to the storage, generation, use, handling, manufacture, processing, labelling, advertising, sale, display, transportation, treatment, reuse, recycling, Release and disposal of Hazardous Substances;

         "EQUIPMENT CONTRACTS" means motor vehicle leases, equipment leases, leases of computer hardware and computer systems, conditional sales contracts, title retention agreements and other similar agreements relating to equipment used by the Company;

         "ESCROW AGREEMENT" means the escrow agreement, dated as of the date hereof, between the Vendors, the Purchaser and the Escrow Agent;

         "ESCROW AGENT" has the meaning ascribed thereto in the Escrow
         Agreement;

         "ESCROWED SHARES" means the 970,061 Hydrogenics Shares to be deposited with the Escrow Agent pursuant to Section 3.2;

         "FINANCIAL STATEMENTS" means the audited balance sheet of the Company as at August 31, 2001 and the related audited financial statements of operations and retained earnings (deficit) and cash flow for the year then ended and the audited balance sheet as at December 31, 2001 and the related audited financial statements of operations and retained earnings (deficit) and cash flow for the four months then ended and all notes thereto as reported upon by KPMG LLP; and an unaudited balance sheet of the Company as at September 30, 2002 and the related unaudited statements of operations and retained earnings (deficit) and cash flow for the nine months then ended;

         "FIXED ASSETS" means fixed assets, machinery, equipment including computer hardware and telecommunications equipment, fixtures, furniture, furnishings, vehicles, material handling equipment, implements, parts, tools, jigs, dies, molds, patterns and tooling, or spare parts owned or used or held (including assets under capital leases) by the Company, including any which are in storage or in transit, and other tangible property and facilities used by the Company whether located in or on the premises of the Company or elsewhere, including the assets listed and described in the Disclosure Documents;

         "GAAP" means generally accepted accounting principles as defined by the Accounting Standards Board of the Canadian Institute of Chartered Accountants in the Handbook of the Canadian Institute of Chartered Accountants as they exist on the date of this Agreement;

         "GOVERNMENTAL AUTHORITY" means any (i) multinational, federal, provincial, state, municipal, local or other government, governmental or public department, central bank, court, tribunal, dispute settlement panel or body or other law, rule or regulation-making entity, commission, board, bureau, Crown corporation, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above;

         "GOVERNMENTAL AUTHORIZATIONS" means authorizations, approvals, including Environmental Approvals, orders, certificates, consents, directives, notices, licences, permits, variances, registrations or similar rights issued to or required by the Company by or from any Governmental Authority;

         "HAZARDOUS SUBSTANCES" means any pollutants, contaminants, wastes of any nature, hazardous substances, hazardous materials, toxic substances, prohibited substances, dangerous substances or dangerous goods as defined, judicially interpreted or identified in any Environmental Laws including any asbestos, asbestos-containing materials, mould, microbial organisms or substances related thereto;

         "HYDROGENICS SHARES" means common shares in the capital of the Purchaser;

         "INDEPENDENT AUDITOR" means Ernst & Young LLP or such other independent auditing firm as the Parties may otherwise agree;

         "INFORMATION TECHNOLOGY" means all computer hardware, software in source code and object code form (including documentation, interfaces and development tools), websites for the Company, databases, telecommunications equipment and facilities and other information technology systems owned, used or held by the Company;

         "INTELLECTUAL PROPERTY" means intellectual property rights, whether registered or not, owned, used or held by the Company, including:

         (a) inventions, pending patent applications (including divisionals, reissues, renewals, re-examinations, continuations, continuations-in-part and extensions) and issued patents, including those inventions, pending patent applications and issued patents listed and described in the Disclosure Documents;

         (b) trade-marks, trade-names, brands, trade dress, business names and other indicia of origin, including those listed and described in the Disclosure Documents;

         (c) copyrights, including those copyright registrations and applications listed and described in the Disclosure Documents;

         (d) industrial designs and similar rights, including those registrations and applications listed and described in the Disclosure Documents; and

         (e) integrated circuit topographies and similar rights, including those registrations and applications listed and described in the Disclosure Documents;

         "INVENTORIES" means inventories of every kind and nature and wheresoever situate of the Company including inventories of raw materials, work-in-progress, finished goods and by-products, spare parts, operating supplies and packaging materials and net of reasonable provisions, provided that raw materials and supplies are valued at the lower of cost, determined on a first-in first-out basis, or market, market is defined as replacement cost and finished goods and work-in-progress are recorded at the lower of cost and net realizable value;

         "KEY EXECUTIVES" means Roger Harper, Jacek Piotrowski (together with the Piotrowski Family Trust), Garry Sedun (together with the Sedun Family Trust), David Chapman and James Dean;

         "LAWS" means applicable laws (including common law), statutes, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, treaties, policies, notices, directions, decrees, judgments, awards or requirements, in each case of any Governmental Authority;

         "LEASED REAL PROPERTY" means premises which are used by the Company which are leased, subleased, licensed or otherwise occupied by the Company and the interest of the Company in all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situate on or forming part of such premises;

         "MATERIAL ADVERSE EFFECT" in respect of the Purchaser shall mean any material adverse effect on the condition (financial or otherwise), earnings, business, prospects or properties of the Purchaser whether or not arising from transactions in the ordinary course of business;

         "MATERIAL CONTRACT" means any Contract (i) involving aggregate payments to or by the Company in excess of $25,000, (ii) involving rights or obligations of the Company that may reasonably extend beyond one year,
         (iii) which is outside the ordinary course of business, (iv) which does not or cannot be terminated without penalty on less than three months' notice, (v) which restricts in any way the business or activities of the Company, or (vi) which, if terminated without the consent of the Company, would have a significant adverse effect on the Company;

         "NOTICE" has the meaning given in Section 10.3;

         "OCCUPATIONAL HEALTH AND SAFETY LAWS" means all Laws relating in full or in part to the protection of employee or worker health and safety;

         "OWNED REAL PROPERTY" means real property, owned or purported to be owned in fee simple, by the Company or real property, other than Leased Real Property, in which the Company has an interest, including all plants, buildings, structures, fixtures, erections, improvements, easements, rights-of-way, spur tracks and other appurtenances situate on or forming part of such real property;

         "PARTIES" means the Vendors and the Purchaser collectively, and "PARTY" means any one of them;

         "PENSION PLANS" means all benefits relating to retirement or retirement savings including pension plans, pensions or supplemental pensions, "registered retirement savings plans" (as defined in the Income Tax Act (Canada)), "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada));

         "PERMITTED ENCUMBRANCES" means the Encumbrances listed in Schedule 1.1;

         "PERSON" means any individual, sole proprietorship, partnership, firm, entity, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, Governmental Authority, and where the context requires any of the foregoing when they are acting as trustee, executor, administrator or other legal representative;

         "PERSONAL INFORMATION" means any information in the possession of the Company about an identifiable individual other than the name, title or business address or telephone number of an Employee;

         "PROPORTIONATE SHARE" means in respect of each of the Vendors the percentage set out opposite the name of such Vendor in Schedule A;

         "PURCHASE PRICE" has the meaning given in Section 3.1;

         "PURCHASED SECURITIES" means all of the shares, warrants and options in the capital of the Company owned by the Vendors and which are as listed in Schedule A and the Chapman Option and the Dean Option;

         "PURCHASER'S FINANCIAL STATEMENTS" means the audited balance sheet of the Purchaser for the fiscal year ending December 31, 2001 and the accompanying statements of income, retained earnings and changes in financial position for the year then ended and all notes thereto as reported upon by PricewaterhouseCoopers LLP; and the unaudited interim financial statements of the Company for the nine month period ending September 30, 2002;

         "PURCHASER'S COMPLETED CONTRACT METHOD OF REVENUE RECOGNITION" means the recognition of revenue related to the sale of fuel cell test stations and other related systems employed by the Purchaser whereby revenue is recognized when goods are delivered, title passes to the customer and collection is reasonably assured provided that in situations where customer acceptance is considered to be substantive to the transaction, revenue is recognized only after such acceptance has been received from the customer;

         "REAL PROPERTY" means the Owned Real Property and the Leased Real Property;

         "REAL PROPERTY LEASES" means those agreements to lease, leases, subleases or licences or other agreements or rights pursuant to which the Company uses or occupies the Leased Real Property;

         "RELEASE" has the meaning prescribed in any Environmental Laws and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction, whether accidental or intentional;

         "REMEDIAL ORDER" means any administrative complaint, direction, order or sanction issued, filed, imposed or threatened by any Governmental Authority pursuant to any Environmental Laws and includes any order requiring investigation, assessment or remediation of any site or Hazardous Substance, or requiring that any Release or any other activity be reduced, modified or eliminated or requiring any form of payment or co-operation be provided to any Governmental Authority;

         "SEC" means the United States Securities and Exchange Commission;

         "SECURITIES HOLDERS" means the holders of any of the outstanding securities of the Company;

         "SHAREHOLDERS AGREEMENT" means the Company's shareholders agreement dated April 4, 2001;

         "STATUTORY PLANS" means statutory Benefit Plans which the Company is required to comply with, including the Canada Pension Plan and plans administered pursuant to applicable health tax, workers' compensation and unemployment insurance legislation;

         "SUBSIDIARIES" means corporations in which the Company has a controlling interest as defined in the Canada Business Corporations Act;

         "TAX RETURNS" includes all returns, reports, declarations, elections, notices, filings, forms, statements and other documents (whether in tangible, electronic or other form) and including any amendments, schedules, attachments, supplements, appendices and exhibits thereto, made, prepared, filed or required to be made, prepared or filed by Law in respect of Taxes;

         "TAXES" includes any taxes, duties, fees, premiums, assessments, imposts, levies and other charges of any kind whatsoever imposed by any Governmental Authority, including all interest, penalties, fines, additions to tax or other additional amounts imposed by any Governmental Authority in respect thereof, and including those levied on, or measured by, or referred to as, income, gross receipts, profits, capital, transfer, land transfer, sales, goods and services, harmonized sales, use, value-added, excise, stamp, withholding, business, franchising, property, development, occupancy, employer health, payroll, employment, health, social services, education and social security taxes, all surtaxes, all customs duties and import and export taxes, countervail and anti-dumping, all licence, franchise and registration fees and all employment insurance, health insurance and Canada, Quebec and other government pension plan premiums or contributions;

         "TECHNICAL INFORMATION" means all know-how and related technical knowledge owned, used or held by the Company including:

         (a) trade secrets, confidential information and other proprietary know-how;

         (b)      public information and non-proprietary know-how;

         (c) information of a scientific, technical, financial or business nature regardless of its form;

         (d) uniform resource locators, domain names, telephone, telecopy and email addresses, and UPC consumer packaging codes; and

         (e) documented research, forecasts, studies, marketing plans, budgets, market data, developmental, demonstration or engineering work, information that can be used to define a design or process or procure, produce, support or operate material and equipment, methods of production and procedures, all formulas and designs and drawings, blueprints, patterns, plans, flow charts, parts lists, manuals and records, specifications, and test data;

         "TECHNOLOGY" means all Intellectual Property, Technical Information and Information Technology;

         "TRANSFER AGENT" means CIBC Mellon Trust Company in its capacity as Canadian registrar and transfer agent of the Purchaser;

         "UNION PLANS" means Benefit Plans which are or are required to be established and maintained pursuant to a Collective Agreement and which are not maintained or administered by the Company;

         "U.S. SECURITIES ACT" means the United States Securities Act of 1933, as amended;

         "VENTURES WEST" means collectively Ventures West 7 Limited Partnership and VW7US;

         "VW7US" means Ventures West 7 U.S. Limited Partnership; and

         "WARRANT(S)" means the warrant to acquire Hydrogenics Shares for nominal consideration on or before January 10, 2003 in the form attached as Schedule 3.2.

1.2      CERTAIN RULES OF INTERPRETATION

In this Agreement:

         (a) CONSENT - Whenever a provision of this Agreement requires an approval or consent to be given by a Party and such approval or consent is not delivered within the applicable time limit, then, unless otherwise specified, the Party whose consent or approval is required shall be conclusively deemed to have withheld its approval or consent.

         (b) CURRENCY - Unless otherwise specified, all references to money amounts are to lawful currency of Canada.

         (c) GOVERNING LAW - This Agreement is a contract made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario.

         (d) HEADINGS - Headings of Articles and Sections are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

         (e) INCLUDING - Where the word "including" or "includes" is used in this Agreement, it means "including (or includes) without limitation".

         (f) NO STRICT CONSTRUCTION - The language used in this Agreement is the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Party.

         (g) NUMBER AND GENDER - Unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

         (h) SEVERABILITY - If, in any jurisdiction, any provision of this Agreement or its application to any Party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability without invalidating the remaining provisions of this Agreement and without affecting the validity or enforceability of such provision in any other jurisdiction or without affecting its application to other Parties or circumstances.

         (i) STATUTORY REFERENCES - A reference to a statute includes all regulations made pursuant to such statute and, unless otherwise specified, the provisions of any statute or regulation which amends, supplements or supersedes any such statute or any such regulation.

         (j) TIME - Time is of the essence in the performance of the Parties' respective obligations.

         (k) TIME PERIODS - Unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends and by extending the period to the next Business Day following if the last day of the period is not a Business Day.

1.3      KNOWLEDGE

Any reference to the knowledge of any Party means to the knowledge, information and belief of such Party after reviewing all relevant records of the Party and making due inquiries regarding the relevant matter of all relevant directors, officers and employees of the Party.

1.4      ENTIRE AGREEMENT

This Agreement and the agreements and other documents required to be delivered pursuant to this Agreement, constitute the entire agreement between the Parties and set out all the covenants, promises, warranties, representations, conditions, understandings and agreements between the Parties pertaining to the subject matter of this Agreement and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written. There are no covenants, promises, warranties, representations, conditions, understandings or other agreements, oral or written, express, implied or collateral between the Parties in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document required to be delivered pursuant to this Agreement.

1.5      SCHEDULES AND EXHIBITS

The schedules and exhibits to this Agreement, as listed below, are an integral part of this Agreement:

SCHEDULE                   DESCRIPTION

Schedule A                 List of Major Investors and Securities Held

Schedule A1                Securities Purchased for Cash

Schedule A2                Securities Purchased for Shares and Escrow

Schedule 1.1               Permitted Encumbrances

Schedule 2.1               Form of Option Amendment and Assignment Agreement

Schedule 3.2               Form of Warrant

Schedule 3.9               Direction Re: Equity Portion of the Purchase Price

Schedule 3.10              Direction Re: Escrowed Shares

Schedule 4                 Representations and Warranties of the Company

Exhibit A                  Disclosure Schedule

Exhibit B                  Disclosure Documents

Schedule 5                 Representations and Warranties of the Vendors

Schedule 6                 Representations and Warranties of the Purchaser

Schedule 8.1               Form of Declaration For Removal of U.S. Legend

Schedule 10.3              Notices

                                   ARTICLE 2
                                PURCHASE AND SALE

2.1      ACTION BY VENDORS AND PURCHASER

Subject to the provisions of this Agreement, with effect as of and from the date hereof:

         (a) Purchase and Sale of Purchased Securities - each of the Vendors hereby sells and the Purchaser hereby purchases:

                  (i) the Purchased Securities set out on Schedule A1 for the consideration provided for in Section 3.2(a);

                  (ii) the Purchased Securities set out on Schedule A2 for the consideration provided for in Section 3.2(b);

                  (iii) in the case of David Chapman and James Dean, the Chapman Option and Dean Option, respectively, for the consideration provided in Section 3.2(c); and

                  (iv) in the case of Horton Trading Ltd., the Purchased Securities set out in Schedule A4 for the consideration provided in Section 3.2(d) pursuant to the exercise by the Purchaser of the Chapman Option and Dean Option.

         (b) PAYMENT OF PURCHASE PRICE - the Purchaser shall pay the Purchase Price to the Vendors as provided in Sections 3.2, 3.3, 3.6 and 3.7.

         (c) TRANSFER AND DELIVERY OF THE PURCHASED SECURITIES - each of the Vendors shall transfer and deliver to the Purchaser certificates representing the Purchased Securities held by such Vendor duly endorsed in blank for transfer, or accompanied by irrevocable security transfer powers of attorney duly executed in blank or such other instrument of transfer as may be required by the Purchaser, in each case by the holder of record, and the Company shall take such steps as shall be necessary to enter the Purchaser or its nominee(s) upon the books of the Company as the holder of the Purchased Securities held by such Vendor and to issue one or more certificates to the Purchaser or its nominee(s) representing the Purchased Securities held by each Vendor as appropriate; and

         (d) OTHER DOCUMENTS - each of the Vendors, the Company and the Purchaser shall deliver such other documents as may be reasonably necessary to complete the transactions provided for in this Agreement.

2.2      PLACE OF CLOSING

The Closing shall take place at the Closing Time at the offices of Blake, Cassels & Graydon LLP located at 2600, Three Bentall Centre, 595 Burrard Street, Vancouver, British Columbia, V6X 1L3, or at such other place as may be agreed upon by the Vendors and the Purchaser.

2.3      TENDER

Any tender of documents or money under this Agreement may be made upon the Parties or their respective counsel and money may be tendered by official bank draft drawn upon a Canadian chartered bank or by negotiable cheque payable in Canadian funds and certified by a Canadian chartered bank or trust company or, with the consent of the Party entitled to payment, by wire transfer of immediately available funds to the account specified by that Party.

                                   ARTICLE 3

                                 PURCHASE PRICE

3.1      PURCHASE PRICE

The aggregate amount payable by the Purchaser for the Purchased Securities (the "Purchase Price") shall be the amount of $30,716,301.59, subject to adjustment as provided for in Section 3.6 and Section 9.6.

3.2      SATISFACTION OF PURCHASE PRICE

The Purchaser shall satisfy the Purchase Price as follows:

         (a) in order to purchase the securities listed on Schedule A1, by delivery of the following:

                  (i) the cash consideration set out opposite the name of each Vendor in Schedule A1;

                  (ii) the delivery to the Escrow Agent of the Escrowed Shares in respect of each Vendor being the number of Escrowed Shares set out opposite the name of each Vendor in Schedule A1; and

                  (iii) the delivery to each of the Vendors of the equity portion of the Purchase Price for the securities listed on Schedule A1 (less the Escrowed Shares delivered to the Escrow Agent pursuant to Section 3.2(a)(ii) above) being that number of Hydrogenics Shares set out opposite the name of such Vendor on Schedule A1;

         (b) in order to purchase the securities listed on Schedule A2, by delivery of the following:

                  (i) the delivery to the Escrow Agent of the Escrowed Shares in respect of each Vendor being the number of Escrowed Shares set out opposite the name of each Vendor in Schedule A2;

                  (ii) the execution and delivery by the Purchaser of a Warrant in the form attached as Schedule 3.2 in respect of the securities listed as options or warrants on Schedule A2;

                  (iii) the delivery to each of the Vendors of the equity portion of the Purchase Price for the securities listed on Schedule A2 (less the Escrowed Shares delivered to the Escrow Agent pursuant to Section 3.2(b)(i) above) being that number of Hydrogenics Shares set out opposite the name of such Vendor on Schedule A2;

         (c) in order to purchase each of the Chapman Option and the Dean Option, by delivery to each of David Chapman and James Dean of the following:

                  (i) the cash consideration set out opposite his name on Schedule A3; and

                  (ii) the number of Hydrogenics Shares set forth opposite his name on Schedule A3; and

         (d) in order to exercise the Chapman Option and the Dean Option and purchase the securities listed on Schedule A4, by delivery to Horton Trading Ltd. of the following:

                  (i)      the cash consideration set out on Schedule A4; and

                  (ii) the number of Hydrogenics Shares set forth on Schedule A4;

and in connection with each purchase and sale provided for in this Section 3.2, the parties acknowledge and agree that each transaction is to be carried out (to the extent possible) in accordance with subsection 85(1) or subsection 85(2) of the Income Tax Act (Canada) and the Purchaser agrees in respect of each transaction that it will elect pursuant to subsection 85(1) or subsection 85(2) of the Income Tax Act (Canada) in the prescribed form and within the time referred to in subsection 85(6) of the Income Tax Act (Canada), at an elected amount to be determined by the Vendor.

3.3      ESCROWED SHARES

The Escrowed Shares shall be held by the Escrow Agent as security for the satisfaction, performance and observance by the Vendors of their several obligations, duties and liabilities under this Agreement in accordance with the terms of the Escrow Agreement.

3.4      INVENTORY COUNT

As soon as reasonably practicable following December 31, 2002, the Purchaser shall count and value the Inventories as of such time. The results of the inventory count shall be used in the preparation of the Closing Date Financial Statement.

3.5      DELIVERY OF CLOSING DATE FINANCIAL STATEMENT

As soon as reasonably practicable after the Closing Date and in any event not later than 45 days thereafter, the Company shall prepare in good faith and deliver to the Vendors and the Purchaser the Closing Date Financial Statement including a statement of the Closing Net Assets and shall cause the Auditor to prepare and provide its audit report thereon. A draft of the Closing Date Financial Statement shall be provided for review and discussion as soon as it is available and in any event no later than 30 days after the Closing Date. The Parties shall cooperate fully in the preparation of the Closing Date Financial Statement.

3.6      ADJUSTMENTS

Unless an Objection Notice is delivered pursuant to Section 3.7, on the 31st day after delivery by the Purchaser to the Vendors of the Closing Date Financial Statement the following adjustments shall occur:

         (a) if the Closing Net Assets are less than $843,000, then such aggregate number of Escrowed Shares as have a value equal to the amount of the difference shall be released to the Purchaser in accordance with the terms of the Escrow Agreement.

         (b) if the Closing Revenue is less than $5,865,000, then such aggregate number of Escrowed Shares as have a value equal to the amount of the difference shall be released to the Purchaser in accordance with the terms of the Escrow Agreement.

For the purposes of the foregoing, each Escrowed Share released to the Purchaser shall be valued in accordance with the terms of the Escrow Agreement.

3.7      OBJECTION TO CLOSING DATE FINANCIAL STATEMENT

         (a) DELIVERY OF OBJECTION NOTICE - In the event that any of the Vendors objects in good faith to any item of the Closing Date Financial Statement, such Vendor shall so advise the Purchaser by delivery to the Purchaser and the Escrow Agent of a written notice (the "Objection Notice") within 30 days after the delivery to the Vendors of the Closing Date Financial Statement. The Objection Notice shall set out the reasons for the Vendor's objection as well as the amount in dispute and reasonable details of the calculation of such amount. If an Objection Notice is delivered pursuant to this Section 3.7 the adjustment referred to in Section 3.6 shall not be made except in accordance with Section 3.7.

         (b) RESOLUTION OF DISPUTES - The Purchaser, the Company and the Auditor shall give the Vendors and their accountants full access to the Books and Records and work papers of the Purchaser, the Company and the Auditor used in the preparation of the Closing Date Financial Statement and shall have reasonable access to speak to the appropriate representative of each of the Purchaser, the Company and the Auditor to enable each Vendor to exercise its rights under this Section. The Vendors and the Purchaser shall attempt to resolve all of the items in dispute set out in any Objection Notice within 30 days of receipt of the Objection Notice by the Purchaser and the Purchaser shall instruct the Auditor to attempt to assist in that resolution. Any items in dispute not resolved within such 30 day period shall be referred as soon as possible thereafter by the Vendors and the Purchaser to the Independent Auditor. The Independent Auditor shall act as expert and not as arbitrator and shall be required to determine the items in dispute that have been referred to it as soon as reasonably practicable but in any event not later than 30 days after the date of acceptance of the engagement by the Independent Auditor of the dispute to it. In making its determination, the Independent Auditor will only consider the issues in dispute placed before it. The Vendors and the Purchaser shall provide or make available, and shall cause the Auditor to provide or make available, all documents and information as are reasonably required by the Independent Auditor to make its determination. The determination of the Independent Auditor shall be final and binding on the Parties and the Closing Date Financial Statement shall be (or not be) adjusted in accordance with such determination.

         (c) AUDIT EXPENSES - The fees and expenses of the Auditor in acting in accordance with this ARTICLE 3 shall be paid by the Purchaser. The fees and expenses of the Independent Auditor in acting in accordance with this ARTICLE 3 shall be paid by the Vendor or Vendors who delivered the Objection Notice, unless the Independent Auditor disagrees with the Auditor such that there are changes to the Closing Date Financial Statements that result in an aggregate change to the adjustments pursuant to Section 3.6 of greater than 5% of the total thereof, in which case the Purchaser shall pay such fees and expenses.

         (d) PAYMENT IN ACCORDANCE WITH DETERMINATION - Within five (5) days after resolution, by agreement of the Parties, of the dispute which was the subject of the Objection Notice or, failing such resolution, within five (5) days after the final determination of the Independent Auditor, the Purchaser may make a claim against the Escrowed Shares in accordance with the Escrow Agreement in an amount as agreed to or as determined by the Independent Auditor.

3.8      DELIVERY OF CASH CONSIDERATION

The aggregate cash consideration payable to the Vendors as contemplated in
Section 3.2 shall be paid by way of wire transfer by the Purchaser on Closing to Blake, Cassels & Graydon LLP in trust for the Vendors.

3.9      DELIVERY OF EQUITY PORTION OF PURCHASE PRICE

The delivery of the equity portion of the Purchase Price contemplated in Section
3.2 shall be made on Closing by way of direction from the Purchaser to the Transfer Agent substantially in the form attached as Schedule 3.9 directing the Transfer Agent to prepare share certificates with applicable legends for delivery to Blake, Cassels & Graydon LLP in trust for the Vendors.

3.10     DELIVERY OF ESCROWED SHARES

The delivery of the Escrowed Shares shall be by way of direction from the Purchaser to the Transfer Agent substantially in the form attached as Schedule
3.10 directing the Transfer Agent to prepare share certificates in the name of the Escrow Agent representing the aggregate Escrowed Shares for delivery to the Escrow Agent.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchaser the matters as provided in Schedule 4 hereto and acknowledges that the Purchaser is relying on such representations and warranties in connection with entering into this Agreement.

                                   ARTICLE 5

                  REPRESENTATIONS AND WARRANTIES OF THE VENDORS

Each of the Vendors hereby represents and warrants to the Purchaser the matters as provided in Schedule 5 hereto and acknowledges that the Purchaser is relying on such representations and warranties in connection with entering into this Agreement.

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Vendors the matters provided in Schedule 6 hereto and acknowledges that the Vendors are relying on such representations and warranties in connection with entering into this Agreement.

                                   ARTICLE 7

                              NON-WAIVER; SURVIVAL

7.1      NON-WAIVER

No investigations made by or on behalf of the Purchaser at any time shall have the effect of waiving, diminishing the scope or otherwise affecting any representation or warranty made by the Vendors in or pursuant to this Agreement. No waiver of any condition or other provisions, in whole or in part, shall constitute a waiver of any other condition or provision (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

7.2      NATURE AND SURVIVAL

         (a) Subject to subsection (b), all representations, warranties and covenants contained in this Agreement on the part of each of the Parties shall survive the Closing, the execution and delivery under this Agreement of any share or security transfer instruments or other documents of title to any of the Purchased Securities and the payment of the consideration for the Purchased Securities.

         (b) Representations and warranties of the Vendors, relating to "Right to Sell" set out in Section 2 of Schedule 5, and the representation and warranty of the Purchaser relating to the valid issuance of the Hydrogenics Shares set out in Section 2(b) of Schedule 6 shall survive indefinitely. Representations and warranties of the Company shall survive until the expiration of the period for the Purchaser to bring any claims for indemnity as set out in Section 9.3. All other representations and warranties shall only survive for a period of 24 months from the Closing Date. If no claim shall have been made under this Agreement against a Party for any incorrectness in or breach of any representation or warranty made in this Agreement prior to the expiry of these survival periods, such Party shall have no further liability under this Agreement with respect to such representation or warranty.

         (c) Notwithstanding the limitations set out in subsection (b), any Claim which is based on title to the Purchased Securities, intentional misrepresentation or fraud may be brought at any time.

                                   ARTICLE 8

                         OTHER COVENANTS OF THE PARTIES

8.1      CONTRACTUAL HOLD PERIODS

         (a) Subject to paragraph (b) below, none of the Vendors shall, directly or indirectly, sell any of the Hydrogenics Shares, except as follows:

                  (i) each Vendor may sell up to 50% of the Hydrogenics Shares issued to such Vendor following the expiry of a period of 12 months from the Effective Date; and

                  (ii) each Vendor may sell the remaining 50% of the Hydrogenics Shares issued to such Vendor following the expiry of 18 months from the Effective Date.

         (b)      The Vendors may also sell the Hydrogenics Shares as follows:

                  (i) after the expiry of four months from the Effective Date, each of Horton Trading Ltd. and Ventures West may each sell on the TSX up to 40,000 Hydrogenics Shares in any 30 day period provided that such Hydrogenics Shares are sold in blocks of not less than 10,000 shares at a price that is greater than or equal to 100% of the closing price of Hydrogenics Shares on the TSX on the trading day prior to such sale;

                  (ii) after the expiry of four months from the Effective Date, the Key Executives in the aggregate may sell on the TSX up to 40,000 Hydrogenics Shares in any 30 day period provided that such Hydrogenics Shares are sold in blocks of not less than 8,000 shares at a price that is greater than or equal to 100% of the closing price of Hydrogenics Shares on the TSX on the trading day prior to such sale; and

                  (iii) Horton Trading Ltd. and Ventures West may sell Hydrogenics Shares in excess of the limitations set out in (ii) above with the prior written consent of the Purchaser, such approval not to be unreasonably withheld, and the Purchaser shall make commercially reasonable efforts to respond in a timely way to all such requests;

                  in which case any Hydrogenics Shares sold shall be equally divided and sold from the Hydrogenics Shares subject to the 12 and 18 month hold periods set forth in clauses 8.1 (a)(i) and
                  (ii).

         (c) The Vendors understand and acknowledge that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws, certificates representing Hydrogenics Shares acquired by each of them pursuant to this Agreement, the Warrants, the Chapman Option or the Dean Option, as the case may be, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A

                  NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM CIBC MELLON TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO CIBC MELLON TRUST COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.";

                  provided, that if the securities are being sold in compliance with Rule 904 of Regulation S, and provided that the Purchaser is a "foreign issuer" within the meaning of Regulation S at the time of sale, the legend may be removed by providing a declaration to the registrar and transfer agent for such securities, as set forth in Schedule 8.1 hereto (or as the Purchaser may prescribe from time to time); and provided, further that, if any such securities are being sold under Rule 144 or Rule 144A under the U.S. Securities Act, the legend may be removed by delivery to the registrar and transfer agent of the securities of an opinion of counsel of recognized standing reasonably satisfactory to the Purchaser, that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws;

                  The Purchaser shall remove, and/or cause the transfer agent for the security to which the written declaration or opinion referred to in the legend above relates to remove, the legend where such written declaration or opinion is delivered to it or the transfer agent. The Purchaser and the transfer agent shall be entitled to rely on the representations and warranty in the written declaration that Rule 904 of Regulation S is being appropriately relied upon.

         (d) The Vendors also understand and acknowledge that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of applicable securities laws, certificates representing Hydrogenics

                  Shares acquired by such Vendors pursuant to this Agreement, the Warrants, the Chapman Option or the Dean Option, as the case may be, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

                  "UNLESS PERMITTED UNDER APPLICABLE CANADIAN SECURITIES LEGISLATION, THE HOLDER OF THE SECURITIES SHALL NOT TRADE THE SECURITIES BEFORE MAY 8, 2003."

         (e) Each of the Vendors understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of applicable securities laws, certificates representing 50% of the Hydrogenics Shares acquired by such Vendors pursuant to this Agreement, the Warrants, the Chapman Option or the Dean Option, as the case may be, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

                  "PURSUANT TO AN AGREEMENT MADE AS OF JANUARY 7, 2003 BETWEEN HYDROGENICS CORPORATION AND THE HOLDER HEREOF (THE "AGREEMENT"), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD BY THE HOLDER HEREOF PRIOR TO JANUARY 7, 2004 EXCEPT AS OTHERWISE PERMITTED UNDER THE AGREEMENT."

         (f) Each of the Vendors understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under of applicable securities laws, certificates representing 50% of the Hydrogenics Shares acquired by such Vendors pursuant to this Agreement, the Warrants, the Chapman Option or the Dean Option, as the case may be, and all certificates issued in exchange therefor or in substitution thereof, shall bear a legend substantially in the following form:

                  "PURSUANT TO AN AGREEMENT MADE AS OF JANUARY 7, 2003 BETWEEN HYDROGENICS CORPORATION AND THE HOLDER HEREOF (THE "AGREEMENT"), THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD BY THE HOLDER HEREOF PRIOR TO JULY 7, 2004 EXCEPT AS OTHERWISE PERMITTED UNDER THE AGREEMENT."

         (g) Upon expiry of the contractual hold periods described above, the Hydrogenics Shares issued to the Vendors will be freely tradeable in Canada.

         (h) The Purchaser shall make commercially reasonable efforts to respond in a timely way, and shall make all commercially reasonably efforts as are in its control to cause the Transfer Agent of the Hydrogenics Shares to respond in a timely way, to any request to remove from a share certificate either of the legends described in (e) or (f) to facilitate any sale of Hydrogenics Shares pursuant to (a) or (b).

8.2      CLOSING DOCUMENTATION

All documentation relating to the due authorization and completion of the sale and purchase of the Purchased Securities under this Agreement and all actions and proceedings taken on or prior to the Closing in connection with the performance by the Parties of their respective obligations under this Agreement, substantially as set forth in the Closing Agenda, or other evidence as may be reasonably requested in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection with such transactions shall be provided at the Closing Time.

8.3      CONFIDENTIALITY

         (a) After the Closing, each Vendor shall keep confidential all Personal Information it disclosed to the Purchaser and all information relating to the Company, except information (other than Personal Information) which:

                  (i)      is part of the public domain;

                  (ii) becomes part of the public domain other than as a result of a breach of these provisions by the Vendors;

                  (iii) was received in good faith after Closing from an independent Person who was lawfully in possession of such information free of any obligation of confidence;

                  (iv) is released from the provisions of this Agreement by the written authorization of Purchaser;

                  (v) is required to be disclosed by any Laws or Governmental Authority;

                  (vi) is disclosed in connection with any litigation between the Parties;

                  (vii) is disclosed by the Party in connection with establishing any defence to any Claim; or

                  (viii) is disclosed by Ventures West to any of its limited partners.

         (b) At all times, each of the Vendors and the Purchaser shall keep confidential all information disclosed to it, or to a third party in connection with this transaction, by or on behalf of the other Party relating to the other Party, except information which:

                  (i)      is part of the public domain;

                  (ii) becomes part of the public domain other than as a result of breach of these provisions;

                  (iii) can be demonstrated to have been known or available to them before receipt of such information from the other Party or independently developed by them;

                  (iv) was received in good faith from an independent Person, who was lawfully in possession of such information free of any obligation of confidence;

                  (v) is required to be disclosed by any Laws or Governmental Authority;

                  (vi) is disclosed in connection with any litigation between the Parties;

                  (vii) is disclosed by the Party in connection with establishing any defence to any Claim; or

                  (viii) is disclosed by Ventures West to any of its limited partners.

8.4      PRESERVATION OF RECORDS

The Purchaser shall take all reasonable steps to preserve and keep the records of the Company delivered to it in connection with the completion of the transactions contemplated by this Agreement for a period of seven (7) years from the Closing Date, or for any longer period as may be required by any Laws or Governmental Authority, and shall make such records available to the Vendors as may be reasonably required by them in connection with a Claim by any Person, including the Purchaser against the Vendors relating to this Agreement or the transactions contemplated herein. The Vendors acknowledge that the Purchaser shall not be liable to the Vendors in the event of any accidental destruction of such records, caused otherwise than by the gross negligence of the Purchaser.

8.5      STUB PERIOD RETURNS

The Purchaser shall cause the Company to duly and timely make or prepare all Tax Returns required to be made or prepared by it and to duly and timely file all Tax Returns required to be filed by it for any period which ends on or before the Closing Date and for which Tax Returns have not been filed as of such date. The Purchaser shall cause the Company to make the election referred to in subsection 256(9) of the Income Tax Act (Canada), and comparable provisions of applicable provincial legislation, and to file such election(s) for the Company's taxation year(s) ending immediately before the Closing Time. The Purchaser shall also cause the Company to duly and timely make or prepare all Tax Returns required to be made or prepared by it and to duly and timely file all Tax Returns required to be filed by it for periods beginning before and ending after the Closing Date. The Vendors and the Purchaser shall co-operate fully with each other and make available to each other in a timely fashion such data and other information as may reasonably be required for the preparation of any Tax Return of the Company for a period ending on, prior to or including the Closing Date and shall preserve such data and other information until the expiration of any applicable limitation period under any applicable law with respect to Taxes.

8.6      CONSENT TO JURISDICTION

         (a) Each of the Parties irrevocably attorns and submits to the jurisdiction of any Ontario court sitting in Toronto in any action or proceeding arising out of or related to this Agreement and irrevocably agrees that all claims in respect of any such action or proceeding may be heard and determined in such Ontario court. Each of the Parties irrevocably waives, to the fullest extent it may effectively do so, the defence of an inconvenient forum to the maintenance of such action or proceeding. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         (b) Nothing in this section shall affect the right of the Parties to bring any action or proceeding against the other Parties or its property in the courts of any other jurisdiction.

8.7      SECURITIES EXEMPTIONS

Each Vendor acknowledges and agrees that no prospectus has been prepared or filed by the Purchaser with any securities commission or similar authority in connection with the delivery of the Hydrogenics Shares in consideration for the Purchased Securities and that such delivery is conditional upon the transaction not being subject to, or being exempt from, the prospectus filing requirements of all applicable securities legislation relating to the sale of such Hydrogenics Shares. As a result, each Vendor acknowledges that it may be restricted from using most of the civil remedies available under applicable securities laws and that the Purchaser may be relieved from certain obligations that would otherwise apply if a prospectus was provided under applicable securities laws in connection with the delivery of the Hydrogenics Shares. Each Vendor shall be solely responsible (and the Purchaser will in no way be responsible) for compliance with all relevant securities legislation, regulations and policies concerning any resale of the Hydrogenics Shares.

8.8      WITHHOLDING TAX

         (a) VW7US shall take reasonable steps to obtain and deliver to the Purchaser a certificate issued by the Minister of National Revenue under subsection 116(2) or 116(4) of the Income Tax Act (Canada).

         (b) If a certificate is delivered to the Purchaser on or before the Closing Date, the Purchaser shall be entitled to withhold from the portion of the Purchase Price payable to VW7US 25% of the amount (the "Deficiency Amount"), if any, by which such portion of the Purchase Price exceeds the certificate limit as defined in subsection 116(2) of the Income Tax Act (Canada) and fixed by the Minister of National Revenue in such certificate. The Purchaser shall withhold first from cash otherwise payable to VW7US and then from Hydrogenics Shares as to the balance thereof.

         (c) If a certificate is not delivered on or before the Closing Date, the Purchaser shall be entitled to withhold 50% of the portion of the Purchase Price otherwise payable to VW7US. The Purchaser shall withhold first from cash otherwise payable to VW7US and then from Hydrogenics Shares as to the balance thereof.

         (d) If the Purchaser has withheld any amount under the provisions of paragraphs (b) or (c) above and VW7US delivers to the Purchaser, after the Closing Date and within 25 days after the end of the month in which the Closing Date occurs, or such later date as is consented to in writing by the Canada Customs and Revenue Agency, such written consent being referred to herein as a "Comfort Letter", a certificate issued by the Minister of National Revenue under subsection 116(2) or 116(4) of the Income Tax Act (Canada), with a certificate limit or proceeds of disposition fixed thereon equal to or greater than such portion of the Purchase Price payable to VW7US, then the Purchaser shall pay or release forthwith to VW7US any amount that the Purchaser has withheld and the amount so paid or released shall be credited to the Purchaser as payment on account of the Purchase Price.

         (e) If the Purchaser has withheld any amount under the provisions of paragraphs (b) or (c) above and no certificate or Comfort Letter has been delivered to the Purchaser by VW7US in accordance with the provisions of paragraph (d) above, then VW7US shall pay in Canadian dollars to the Purchaser on the 25th day after the end of the month in which the Closing Date occurs an amount equal to 25% of the Deficiency Amount or the Purchase Price, as applicable, less any cash proceeds withheld by the Purchaser. The Purchaser shall forthwith release to VW7US the Hydrogenics Shares withheld under this Section 8.8 which payment shall be credited to the Purchaser as payment on account of the portion of the Purchase Price payable to VW7US and pay the cash withheld and the cash received to the Receiver General not later than the 30th day after the end of the month in which the Closing occurs on account of the Purchaser's liability pursuant to subsection 116(5) of the Income Tax Act (Canada) and the withheld cash so paid to the Receiver General shall be credited to the Purchaser as payment on account of the portion of the Purchase Price payable to VW7US.

         (f) If the Purchaser has withheld any amount under the provisions of paragraphs (b) or (c) above, a Comfort Letter has been provided and no certificate has been delivered to the Purchaser by VW7US in accordance with the provisions of paragraph (d) above prior to the expiry of such Comfort Letter, then VW7US shall pay in Canadian dollars to the Purchaser on the expiry date of such Comfort Letter an amount equal to 25% of the Deficiency Amount or the Purchase Price, as applicable, less any cash proceeds withheld by the Purchaser. The Purchaser shall forthwith release to VW7US the Hydrogenics Shares withheld under this Section 8.8 which payment shall be credited to the Purchaser as payment on account of the portion of the Purchase Price payable to VW7US and pay the cash withheld and the cash received to the Receiver General not later than the date required by such Comfort Letter (or by a letter revoking or terminating such Comfort Letter) on account of the Purchaser's liability pursuant to subsection 116(5) of the Income Tax Act (Canada) and the withheld cash so paid to the Receiver General shall be credited to the Purchaser as payment on account of the portion of the Purchase Price payable to VW7US.

         (g) If VW7US has not made the payment required pursuant to the provisions of paragraphs (e) or (f) above, the Purchaser may, at its option, on behalf of VW7US, liquidate any Hydrogenics Shares withheld in accordance with this Section 8.8 at the expense of VW7US (to the extent such expense is reasonable) in order to make any of the payments to the Receiver General described in this Section 8.8, provided that (i) the Purchaser may liquidate Hydrogenics Shares withheld by it only to the extent that the cash withheld by it is insufficient to make any of the payments to the Receiver General described in this section, (ii) the Purchaser shall use reasonable efforts to obtain a reasonable arm's length price for such Hydrogenics Shares and (iii) VW7US will indemnify the Purchaser for any shortfall in the event the proceeds from liquidation are insufficient to make required payments to the Receiver General. Any net liquidation proceeds shall be deemed to be withheld cash for purposes of paragraph (e) or (f) above.

         (h) All amounts and Hydrogenics Shares withheld by the Purchaser in accordance with this clause shall be paid to and held by Osler, Hoskin & Harcourt LLP, in trust, and any cash portion thereof shall be invested in such manner as VW7US shall from time to time direct in writing until paid to VW7US or the Receiver General in accordance with this Section 8.8 All interest earned on any amounts held by Osler, Hoskin & Harcourt LLP shall be for the account of VW7US. Osler, Hoskin & Harcourt LLP shall be entitled to withhold from interest earned on such amounts any and all amounts required to be withheld and remitted from such interest by any Law and to remit same to the appropriate Governmental Authority. All interest earned, other than amounts required to be withheld and remitted from such interest by any Law, shall be paid to VW7US concurrently with the payment of any other amounts to VW7US or the Receiver General.

8.9      CONTINUED LISTING ON TSX

The Purchaser covenants and agrees with the Vendors that, until such time as all of the Hydrogenics Shares issued to the Vendors hereunder are freely-tradeable in the United States and the Purchaser, at its own cost and expense, has caused the removal of the legend set forth in Section 8.1(c) from Hydrogenics Shares, as applicable, the Purchaser shall take all commercially reasonable steps under its control to ensure Hydrogenics Shares will remain listed on the Toronto Stock Exchange. Notwithstanding the foregoing, this covenant shall no longer apply in the event that a Person acquires by any means more than 90% of the issued and outstanding Hydrogenics Shares. For greater certainty, the foregoing shall not require the Purchaser to pay for the removal of a legend set forth in Section 8.1(c) from Hydrogenics Shares if such removal is required by the Vendor under
Section 8.1(c).

8.10     OFFER TO MINOR VENDORS

The Purchaser covenants and agrees that as soon as practicable after closing it will make an offer to all securityholders of the Company to purchase their securities on substantially the same terms set forth herein.

                                   ARTICLE 9

                                 INDEMNIFICATION

9.1      INDEMNIFICATION BY THE VENDORS

Subject to the limitations as to amount set out below, each of the Vendors shall indemnify and save harmless the Purchaser, its directors, officers, agents, employees and shareholders (in this Section collectively referred to as the "Indemnified Parties") on an after-Tax basis, from and against all Claims which may be made or brought against the Indemnified Parties, or which they may suffer or incur, directly or indirectly as a result of or in connection with:

         (a) any incorrectness or breach of any representation or warranty of the Company contained in this Agreement;

         (b) any non-fulfilment of any covenant or agreement on the part of such Vendor under this Agreement; or

         (c) any incorrectness in or breach of any representation or warranty of such Vendor contained in this Agreement.

9.2      INDEMNIFICATION BY THE PURCHASER

The Purchaser shall indemnify and save harmless the Vendors, their directors, officers, employees, agents (in this section collectively referred to as the "Indemnified Parties"), on an after-Tax basis, from and against all Claims which may be made or brought against the Indemnified Parties, or which they may suffer or incur, directly or indirectly as a result of or in connection with:

         (a) any non-fulfilment of any covenant or agreement on the part of the Purchaser under this Agreement;

         (b) any incorrectness in or breach of any representation or warranty of the Purchaser contained in this Agreement.

9.3      LIMITATION PERIODS

The obligation of indemnification set out in Section 9.1 above shall apply only to Claims brought by the Purchaser as follows:

         (a)      Claims made pursuant to Section 9.1(a) may be brought:

                  (i) at any time in respect of Claims based on representations or warranties of the Company relating to Environmental matters set out in Section 31 of
                           Schedule 4 or Competition Act Assets and Revenues in
                           Section 10 of Schedule 4;

                  (ii) within 90 days after the relevant authorities shall no longer be entitled to assess liability against the Company in respect of Claims based on representations or warranties of the Company relating to or impacted by Tax matters, including those set out in Section 40 of Schedule 4 arising in or in respect of a particular period ending on, before or including the Effective Date; or

                  (iii) within 24 months of the Closing Date in respect of any other Claims based on representations or warranties of the Company.

         (b) Claims made pursuant to Sections 9.1(b) or 9.1(c) above shall be subject to the limitations contained in Section 7.2 respecting the survival of the representations and warranties.

         (c) Claims made pursuant to Section 9.2 shall be subject to the limitations contained in Section 7.2 respecting the survival of the representations and warranties.

9.4      LIMITATIONS ON INDEMNIFICATION OBLIGATIONS

         (a) In respect of Claims made by the Purchaser pursuant to Section 9.1(a):

                  (i) the liability of each of the Vendors in relation to any such Claim shall extend only to such Vendor's Proportionate Share of the aggregate liability under such Claim;

                  (ii) the aggregate liability of each of the Vendors for all Claims under Section 9.1(a) shall not exceed an amount equal to such Vendor's Proportionate Share of 20% of the Purchase Price; and

                  (iii) none of the Vendors shall be required to pay any amount in respect of any such Claims until the aggregate amount of all such Claims against Vendors exceeds $100,000 and, subject to the limitations set out in (i) and (ii) above, upon the aggregate amount of such Claims against Vendors exceeding $100,000 each of the Vendors shall be required to pay the full amount or the full amount of their Proportionate Share, as applicable, in respect of all of such Claims.

         (b) The aggregate liability of each of the Vendors for all Claims pursuant to Section 9.1 shall not exceed such Vendor's Proportionate Share of the Purchase Price.

         (c) The aggregate liability of the Purchaser to each of the Vendors for all Claims pursuant to Section 9.2 shall not exceed such Vendor's Proportionate Share of the Purchase Price.

         (d) The limitations provided under Section 9.4(a) shall not apply to any Claims based on intentional misrepresentation or fraud except that:

                  (i) the liability of Ventures West for any Claim based on intentional misrepresentation or fraud of the Company shall not exceed their Proportionate Share of 20% of the Purchase Price except to the extent they were aware or had knowledge of such intentional misrepresentation or fraud; and

                  (ii) Each of David Chapman and James Dean's liability for any Claim based on intentional misrepresentation or fraud of the Company shall not exceed his Proportionate Share of 20% of the Purchase Price unless he was aware or had knowledge of such intentional misrepresentation or fraud or it relates to matters which occurred while he was employed by the Company.

         (e)      The Purchaser's sole recourse for Claims made pursuant to
                  Section 9.1(a) against each Vendor shall be limited to the Escrowed Shares owned by such Vendor while such Escrowed Shares are held by the Escrow Agent. For further clarification, the Purchaser may not seek any recourse against any of the consideration paid to such Vendor other than the Escrowed Shares while such

                  Escrowed Shares are held by the Escrow Agent nor any other assets of the Vendor;

         (f) Garry Piotrowski and the Piotrowski Family Trust shall be jointly and severally liable for all Claims made against either of them pursuant to Section 9.1;

         (g) Garry Sedun and the Sedun Family Trust shall be jointly and severally liable for all Claims made against either of them pursuant to Section 9.1.

9.5      INDEMNIFICATION PROCEDURES FOR THIRD PARTY CLAIMS

         (a) In the case of Claims made by a third party with respect to which indemnification is sought, the Party seeking indemnification (in this Section, the "Indemnified Party") shall give prompt notice, and in any event within 20 days, to the other Party (in this Section, the "Indemnifying Party") of any such Claims made upon it. If the Indemnifying Party fails to give such notice, such failure shall not preclude the Indemnified Party from obtaining such indemnification but its right to indemnification may be reduced to the extent that such delay prejudiced the defence of the Claim or increased the amount of liability or cost of defense and provided that no claim for indemnity in respect of the breach of any representation or warranty contained in this Agreement may be made unless notice of such Claim has been given prior to the expiry of the survival period applicable to such representation and warranty pursuant to Section 7.2.

         (b) The Indemnifying Party shall have the right, by notice to the Indemnified Party given not later than 30 days after receipt of the notice described in subsection (a), to assume the control of the defence, compromise or settlement of the Claim, provided that such assumption shall, by its terms, be without cost to the Indemnified Party and provided the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party in accordance with the terms contained in this Section in respect of that Claim.

         (c) Upon the assumption of control of any Claim by the Indemnifying Party as set out in subsection (b), the Indemnifying Party shall diligently proceed with the defence, compromise or settlement of the Claim at its sole expense, including if necessary, employment of counsel reasonably satisfactory to the Indemnified Party and, in connection therewith, the Indemnified Party shall co-operate fully, but at the expense of the Indemnifying Party with respect to any out-of-pocket expenses incurred, to make available to the Indemnifying Party all pertinent information and witnesses under the Indemnified Party's control, make such assignments and take such other steps as in the opinion of counsel for the Indemnifying Party are reasonably necessary to enable the Indemnifying Party to conduct such defence. The Indemnified Party shall also have the right to participate in the negotiation, settlement or defence of any Claim at its own expense.

         (d) The final determination of any Claim pursuant to this Section, including all related costs and expenses, shall be binding and conclusive upon the Parties as to the validity or invalidity, as the case may be, of such Claim against the Indemnifying Party.

         (e) If the Indemnifying Party does not assume control of a Claim as permitted in subsection (b), the Indemnified Party shall be entitled to make such settlement of the Claim as in its sole discretion may appear advisable, and such settlement or any other final determination of the Claim shall be binding upon the Indemnifying Party.

9.6      TAX STATUS OF INDEMNIFICATION PAYMENTS

Any payment made by the Vendors as an Indemnifying Party pursuant to this
ARTICLE 9 shall constitute a reduction of the Purchase Price and any payment made by the Purchaser as an Indemnifying Party pursuant to this ARTICLE 9 shall constitute an increase in the Purchase Price. In either case, each of the Vendors and the Purchaser shall, within a reasonable time of payment and receipt of such payment, as applicable, and in any event within two (2) months of such payment, request all amendments to its current or past Tax Returns as may be necessary to reflect the foregoing.

9.7      ESCROWED SHARES

For so long as the Escrowed Shares remain in escrow, upon notice to the Vendors of any Claim pursuant to Section 9.1 the Purchaser may make a claim against the Escrowed Shares in accordance with the Escrow Agreement. Subject to Section 9.4(e), neither the exercise nor failure to exercise such right shall constitute an election of remedies or limit the remedies available to the Purchaser in the enforcement of its rights under this Agreement.

                                   ARTICLE 10

                                     GENERAL

10.1     PUBLIC NOTICES

The Parties shall jointly plan and co-ordinate any public notices, press releases, and any other publicity concerning the transactions contemplated by this Agreement and no Party shall act in this regard without the prior approval of the other, such approval not to be unreasonably withheld unless such disclosure is required to meet timely disclosure obligations of any Party under applicable Laws and stock exchange rules in circumstances where prior consultation with the other Party is not practicable and a copy of such disclosure is provided to the other Party.

10.2     EXPENSES

Except as otherwise provided in this Agreement, each Party shall pay all costs and expenses (including the fees and disbursements of legal counsel and other advisers) it incurs in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated by this Agreement, except that the Purchaser shall pay, or cause the Company to pay, the Company's Transaction Expenses, up to an aggregate maximum amount of $700,000.

10.3     NOTICES

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a "NOTICE") shall be in writing and shall be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile:

         (a) in the case of a Notice to the Vendors at the address set out for each Vendor in Schedule 10.3:

         (b)      in the case of a Notice to the Purchaser at:

                  Hydrogenics Corporation
                  5985 McLaughlin Road
                  Mississauga, Ontario L5R 1B8

                  Attention: Jonathan Lundy
                  Fax:       (905) 361-3626

                  with a copy to

                  Osler, Hoskin & Harcourt LLP
                  Box 50
                  First Canadian Place
                  Toronto, Ontario M5X 1B8

                  Attention: Mark Trachuk
                  Fax:       (416) 862-6666

         (c)      in the case of Notice to the Company:

                  Greenlight Power Technologies, Inc.
                  Unit C-4242 Phillips Avenue
                  Burnaby, British Columbia V5A 2X2

                  Attention: President
                  Fax:       (604) 676-4111

                  with a copy to

                  Blake, Cassels & Graydon LLP
                  Suite 2600, Three Bentall Centre
                  Box 49314
                  Vancouver, British Columbia V7X 1L3

                  Attention: Geoff Belsher
                  Fax:       (604) 631-3309

Any Notice delivered or transmitted to a Party as provided above shall be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice shall be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Parties in accordance with the provisions of this Section.

10.4     INTEREST ACT DISCLOSURE

For purposes of disclosure under the Interest Act (Canada), the equivalent yearly rate of interest for any rate of interest calculated under this Agreement on any basis other than a full calendar year, may be determined by multiplying such rate by a fraction the numerator of which is the number of days in the calendar year and the denominator of which is the number of days comprising such other basis.

10.5     ASSIGNMENT

No party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of each of the other Parties.

10.6     ENUREMENT

This Agreement shall enure to the benefit of and be binding upon the Parties and their respective successors (including any successor by reason of amalgamation of any Party), executors, administrators and permitted assigns.

10.7     AMENDMENT

No amendment, supplement, modification or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, shall be binding unless executed in writing by the Party to be bound thereby.

10.8     FURTHER ASSURANCES

The Parties shall, with reasonable diligence, do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each Party shall provide such further documents or instruments required by any other Party as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions, whether before or after the Closing.

10.9     INDEPENDENT LEGAL ADVICE

Each Vendor acknowledges and agrees that Blake, Cassels & Graydon LLP is acting solely as counsel to the Company and is not counsel to, nor has it or will it give any advice to, such Vendor with respect to this Agreement or the transactions contemplated by this Agreement. Such Vendor also acknowledges and agrees that the Company has recommended that the Vendor obtain independent legal advice with respect to this Agreement and the transactions contemplated by this Agreement.

10.10    ATTORNMENT

For the purpose of all legal proceedings this Agreement will be deemed to have been performed in the Province of Ontario and the courts of the Province of Ontario will have jurisdiction to entertain any action arising under this Agreement. Each of the parties hereby attorns to the jurisdiction of the courts of the Province of Ontario.

10.11    EXECUTION AND COUNTERPARTS

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles shall together constitute one and the same agreement.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS OF WHICH the Parties have executed this Agreement.

                                   GREENLIGHT POWER TECHNOLOGIES, INC.

                                   By: _________________________________________
                                       Name:  James Dean
                                       Title: President

                                   HYDROGENICS CORPORATION

                                   By: _________________________________________
                                       Name:  Jonathan Lundy
                                       Title: Vice-President, Corporate Affairs
                                              and Corporate Secretary

                                   VENTURES WEST 7 LIMITED PARTNERSHIP
                                   BY ITS GENERAL PARTNER VENTURES WEST 7
                                   MANAGEMENT LTD.

                                   By: _________________________________________
                                       Name: David Berkowitz

                                   By: _________________________________________
                                       Name:  Howard Riback
                                       Title: Vice-President

                                   VENTURES WEST 7 U.S. LIMITED
                                   PARTNERSHIP BY ITS MANAGER VENTURES WEST 7
                                   MANAGEMENT (INTERNATIONAL) INC.

                                   By: _________________________________________
                                       Name:  David Berkowitz

                                   By: _________________________________________
                                       Name:  Howard Riback
                                       Title: Vice-President

                                   HORTON TRADING LTD.

                                   By:__________________________________________
                                       Name:  Warwick Reid
                                       Title: President

SIGNED, SEALED & DELIVERED
In the presence of:

___________________________________     ________________________________________
             Witness                                ROGER HARPER

SIGNED, SEALED & DELIVERED
In the presence of:

___________________________________     ________________________________________
             Witness                              JACEK PIOTROWSKI

SIGNED, SEALED & DELIVERED
In the presence of:

___________________________________     ________________________________________
             Witness                                 GARRY SEDUN

SIGNED, SEALED & DELIVERED
In the presence of:

___________________________________     ________________________________________
             Witness                                DAVID CHAPMAN

SIGNED, SEALED & DELIVERED
In the presence of:

___________________________________     ________________________________________
             Witness                                 JAMES DEAN

                                        SEDUN FAMILY TRUST

                                        By: ____________________________________
                                             Garry Sedun
                                        By: ____________________________________
                                             Lynette Sedun

                                        PIOTROWSKI FAMILY TRUST

                                        By: ____________________________________
                                             Jacek Piotrowski
                                        By: ____________________________________
                                             Maria Piotrowski

                                   SCHEDULE A

                    LIST OF MAJOR VENDORS AND SECURITIES HELD

-------------------------------------------------------------------------------------------------------------

       Vendor                  Purchased Securities *          Purchase Price       Proportionate Share
-------------------------------------------------------------------------------------------------------------
David Chapman                 642,646 Shares                   $ 2,542,364.89              8.2780%
                              350,000 Options
                              Chapman Option
-------------------------------------------------------------------------------------------------------------
James Dean                    642,646 Shares                   $ 2,542,364.89              8.2780%
                              350,000 Options
                              Dean Option
-------------------------------------------------------------------------------------------------------------
Roger Harper                  2,242,392 Shares                 $ 5,003,840.66             16.2901%
-------------------------------------------------------------------------------------------------------------
Jacek Piotrowski              1,203,497 Shares                 $ 2,685,571.08              8.7429%
-------------------------------------------------------------------------------------------------------------
Garry Sedun                   1,203,497 Shares                 $ 2,685,571.08              8.7429%
-------------------------------------------------------------------------------------------------------------
Piotrowski Family Trust       1,038,895 Shares                 $ 2,318,268.38              7.5472%
-------------------------------------------------------------------------------------------------------------
Sedun Family Trust            1,038,895 Shares                 $ 2,318,268.38              7.5472%
-------------------------------------------------------------------------------------------------------------
Horton Trading Ltd.           1,400,300 Shares                 $ 1,770,104.28              5.7626%
-------------------------------------------------------------------------------------------------------------
Ventures West 7 Limited       3,193,446 Shares                 $ 8,074,810.71             26.2877%
Partnership                   798,361 Series 1 Warrants
                              798,361 Series 2 Warrants
-------------------------------------------------------------------------------------------------------------
Ventures West                 306,554 Shares                   $   775,137.24              2.5235%
7 U.S. Limited Partnership    76,639 Series 1 Warrants
                              76,639 Series 2 Warrants
-------------------------------------------------------------------------------------------------------------
Total                         12,912,768 Shares                $30,716,301.59                 100%
                              700,000 Options
                              875,000 Series 1 Warrants
                              875,000 Series 2 Warrants
-------------------------------------------------------------------------------------------------------------

*        "Shares" means common shares in the capital of the Company;

         "Options" means options granted pursuant to the employee stock option plan of the Company;

         "Series 1 Warrants" means warrants, expiring April 4, 2005, exercisable for common shares of the Company at an exercise price of $2.00 per share; and

         "Series 2 Warrants" means warrants, expiring April 4, 2005, exercisable for common shares of the Company at an exercise price of $4.00 per share.

                                   SCHEDULE A1
            SECURITIES PURCHASED FOR CASH, ESCROWED SHARES AND SHARES

--------------------------------------------------------------------------------------------------
                            PURCHASED                            ESCROWED          HYDROGENICS
         VENDOR             SECURITIES             CASH           SHARES              SHARES
--------------------------------------------------------------------------------------------------
David Chapman            162,804 Options      $  200,488.47          Nil               Nil

--------------------------------------------------------------------------------------------------
James Dean               162,804 Options      $  200,488.47          Nil               Nil

--------------------------------------------------------------------------------------------------
Roger Harper             2,199,900 Shares     $  538,875.22     158,024 Shares   496,190 Shares

--------------------------------------------------------------------------------------------------
Jacek Piotrowski         1,161,005 Shares     $  289,214.60     84,812 Shares    259,730 Shares

--------------------------------------------------------------------------------------------------
The Piotrowski Family    1,038,895 shares     $  249,659.42     73,212 Shares    236,460 Shares
Trust
--------------------------------------------------------------------------------------------------
Garry Sedun              1,161,005 Shares     $  289,214.60     84,812 Shares    259,730 Shares

--------------------------------------------------------------------------------------------------
The Sedun Family Trust   1,038,895 Shares     $  249,659.42     73,212 Shares    236,460 Shares
--------------------------------------------------------------------------------------------------
Horton Trading Ltd.      300,300 Shares       $   72,169.42     55,900 Shares    33,612 Shares

--------------------------------------------------------------------------------------------------
Ventures West 7 Limited  3,193,446 Shares     $  869,595.71     255,006 Shares   823,619 Shares
Partnership
                         798,361 Series 1
                             Warrants

                         798,361 Series 2
                             Warrants
--------------------------------------------------------------------------------------------------
Ventures West 7 U.S.     306,554 Shares       $   83,476.68     24,479 Shares    79,063 Shares
Limited Partnership
                         76,639 Series 1
                             Warrants

                         76,639 Series 2
                             Warrants
--------------------------------------------------------------------------------------------------
TOTAL                    325,608 OPTIONS      $3,042,842.01     809,457 SHARES   2,424,864 SHARES

                         10,400,000 SHARES

                         875,000 SERIES 1
                             WARRANTS

                         875,000 SERIES 2
                             WARRANTS
--------------------------------------------------------------------------------------------------

                                   SCHEDULE A2
          SECURITIES PURCHASED FOR WARRANTS, ESCROWED SHARES AND SHARES

---------------------------------------------------------------------------------------------------------
                             PURCHASED                                  ESCROWED         HYDROGENICS
        VENDOR              SECURITIES             WARRANTS              SHARES             SHARES
---------------------------------------------------------------------------------------------------------
David Chapman            187,196 Options     Warrant exercisable           Nil               Nil
                                              for 34,509 Shares

---------------------------------------------------------------------------------------------------------
David Chapman            642,646 Shares              Nil             80,302 Shares      134,376 Shares

---------------------------------------------------------------------------------------------------------
James Dean               187,196 Options     Warrant exercisable           Nil               Nil
                                              for 34,509 Shares

---------------------------------------------------------------------------------------------------------
James Dean               642,646 Shares              Nil             80,302 Shares      134,376 Shares

---------------------------------------------------------------------------------------------------------
Roger Harper             42,492 Shares               Nil                   Nil          14,194 Shares

---------------------------------------------------------------------------------------------------------
Jacek Piotrowski         42,492 Shares               Nil                   Nil          14,194 Shares

---------------------------------------------------------------------------------------------------------
Garry Sedun              42,492 Shares               Nil                   Nil          14,194 Shares

---------------------------------------------------------------------------------------------------------
TOTAL                    1,412,768 SHARES    WARRANTS EXERCISABLE    160,604 SHARES     311,334 SHARES
                                              FOR 69,018 SHARES
                         374,392 OPTIONS
---------------------------------------------------------------------------------------------------------

                                   SCHEDULE A3
            SECURITIES PURCHASED FOR CASH, ESCROWED SHARES AND SHARES

---------------------------------------------------------------------------------------------------------
                              PURCHASED                                ESCROWED          HYDROGENICS
    VENDOR                    SECURITIES              CASH              SHARES              SHARES
---------------------------------------------------------------------------------------------------------
David Chapman              Horton Contract         $ 72,940.94            Nil           90,474 Shares

---------------------------------------------------------------------------------------------------------
James Dean                 Horton Contract         $ 72,940.94            Nil           90,474 Shares

---------------------------------------------------------------------------------------------------------
TOTAL                      HORTON CONTRACTS        $145,881.88            NIL           180,948 SHARES
---------------------------------------------------------------------------------------------------------

                                   SCHEDULE A4
            SECURITIES PURCHASED FOR CASH, ESCROWED SHARES AND SHARES

---------------------------------------------------------------------------------------------------------
                              PURCHASED                                ESCROWED          HYDROGENICS
       VENDOR                 SECURITIES               CASH             SHARES              SHARES
---------------------------------------------------------------------------------------------------------
Horton Trading Ltd.        1,100,000 Shares        $118,462.22            Nil           146,936 Shares
                            purchased under
                            Horton Contract
---------------------------------------------------------------------------------------------------------
TOTAL                      1,100,000 SHARES        $118,462.22            NIL           146,936 SHARES
---------------------------------------------------------------------------------------------------------